Exhibit 99.1

FOR IMMEDIATE RELEASE February 26, 2024

Scilex Holding Company’s Wholly Owned Subsidiary, Scilex Pharmaceuticals Inc., Enters into a Term Sheet with Virpax Pharmaceuticals, Inc. Regarding a Mutual Release and Settlement Agreement

PALO ALTO, CALIFORNIA – February 26, 2024 (GLOBE NEWSWIRE)—Scilex Holding Company (Nasdaq: SCLX, “Scilex” or “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today announced that its wholly owned subsidiary, Scilex Pharmaceuticals Inc. (“Scilex Pharma”), and Sorrento Therapeutics, Inc. (“Sorrento”) entered into a term sheet with Virpax Pharmaceuticals, Inc. (“Virpax”) regarding a mutual release and settlement agreement (the “Settlement Term Sheet”) relating to an action (the “Action”) filed by Scilex Pharma and Sorrento (together, the “Plaintiffs”) against Anthony Mack, former President of Scilex Pharma and Virpax, a company founded and then headed by Mr. Mack. Pursuant to the Settlement Term Sheet, the parties have agreed to enter a definitive settlement agreement by or before March 1, 2024 to resolve their ongoing disputes and provide for, among other things, that Virpax will be obligated to make the following payments to the Company to settle the Action: (i) $3.5 million by March 1, 2024 (the “Initial Payment”); (ii) $2.5 million by July 1, 2024 (the “Second Payment”) and (iii) to the extent any of the following drug candidates are ever sold, royalty payments of (a) 6% of annual Net Sales (as defined in the Settlement Term Sheet) of Epoladerm; (b) 6% of annual Net Sales of Probudur and (c) 6% of annual Net Sales of Envelta. Such royalty payments will end upon (i) expiration of the last-to-expire valid patent claim of Virpax or its licensor covering the manufacture, use or sale of such product in such country; and (ii) expiration of any period of regulatory exclusivity for such product in such country.

Each of the Plaintiffs and Virpax provides mutual releases of all claims that exist as of the date of the execution of the Settlement Term Sheet, whether known or unknown, arising from any allegations set forth in the Action. The Plaintiffs’ release relates to claims against Virpax only, which does not affect their claims against Mr. Mack. Plaintiffs have not released Mr. Mack, and litigation against him remains ongoing. Plaintiffs’ release as to Virpax is conditioned upon Virpax’s Initial Payment. The Plaintiffs and Virpax are required to make best efforts to enter into a definitive agreement with respect to the terms set forth in the Settlement Term Sheet, but if they fail to do so by or before March 1, 2024, such term sheet will be binding and enforceable with respect to all the terms set forth therein.

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

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For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) GLOPERBA®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults, expected to launch in 2024.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica for which Scilex has completed a Phase 3 study; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which Scilex has recently completed a Phase 2 trial in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022 and a Phase 2 clinical trial is expected to commence in 2024.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the timing of the Initial Payment and Second Payment, timing of entering into a definitive settlement agreement, the settlement of the Action, each parties’ mutual releases of all claims arising from the Action, and the extent to which any of the noted drug candidates are ever sold and any related royalty payments in respect thereof.

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Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks associated with the unpredictability of trading markets and whether a market will be established for Scilex’s common stock; general economic, political and business conditions; risks related to COVID-19 (and other similar disruptions); the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

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